EXHIBIT 4.6
                          HOMETOWN AUTO RETAILERS, INC.
                         NON-NEGOTIABLE PROMISSORY NOTE

$240,000.00                                                  New York, New York

                                                                   June 28, 2001

      FOR VALUE RECEIVED, Hometown Auto Retailers, Inc., (the "Maker"), hereby promises to pay to Autos of Newburgh, Inc., or it assigns (the "Holder"), at its offices at 2934 Route 9W, New Windsor, New York 12553, the amount of Two Hundred Forty Thousand Dollars ($240,000.00), without interest, at the rate of Eleven Thousand Four Hundred and Twenty Eight Dollars and 57/100 cents ($11,428.57) per month commencing as of April 1, 2001. The payments for April and May 2001 shall be made on or before July 6, 2001, and the remaining installments shall be made within 15 days of the end of each calendar month commencing July 15, 2001 with a last and final payment of Eleven Thousand Four Hundred and Twenty Eight Dollars and 60/100 cents ($11,428.60) on January 15, 2003.

      If any payment due hereunder is not paid when demanded, the Maker agrees to pay all reasonable costs of collection, including reasonable attorney's fees, all of which shall be added to the amount due hereunder. In addition, if this
Note is referred by Holder to any attorney for collection, the Maker shall pay all reasonable attorney fees incurred by Holder therefor.

      This Note is referred to in a Settlement Agreement, dated as of an even date hereof among the Maker, the Holder and its stockholders (the "Settlement Agreement") and is subject to the terms and conditions of the Settlement Agreement.

      UPON DEFAULT IN THE PAYMENT OF ANY AMOUNT PAYABLE HEREUNDER, THE HOLDER, BY WRITTEN NOTICE TO THE MAKER, MAY DECLARE THE ENTIRE BALANCE OF THE UNPAID PRINCIPAL OF THIS NOTE TO BE DUE, WHEREUPON THE SAME AND ANY DEFAULT INTEREST DUE HEREUNDER SHALL IMMEDIATELY BECOME DUE AND PAYABLE WITHOUT PRESENTMENT, DEMAND, PROTEST OR OTHER NOTICE OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE MAKER.

      This Note has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of New York, including, but not limited to, matters of construction, validity and performance.

                              HOMETOWN AUTO RETAILERS, INC.


                              By: /s/ Corey Shaker
                                 -------------------------------------
                                      Corey Shaker, President